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                                     FORM OF
                         INVESTMENT MANAGEMENT AGREEMENT


      THIS INVESTMENT MANAGEMENT AGREEMENT ("Agreement") is made as June ____, 2000 between NICHOLAS-APPLEGATE INSTITUTIONAL INVESTORS FUND, LLC a Delaware limited liability company ("Company"), on behalf of the Nicholas-Applegate Emerging Countries Series ("Series") and NICHOLAS-APPLEGATE CAPITAL MANAGEMENT, a California limited partnership ("Manager").

      WHEREAS, the Series is registered as an closed-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Company desires to retain the Manager to furnish investment advisory services to the Company on behalf of the Series;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1.    APPOINTMENT.

            The Company hereby appoints the Manager to serve as investment manager to the Series for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2.    SERVICES.

            (a) Subject to the supervision of the Company's Board of Trustees ("Board"), the Manager will provide a continuous investment program for the Series, including investment research and management with respect to all securities and investments and cash equivalents in the Series. The Manager will determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to the Series. The Manager will provide the services under this Agreement in accordance with the Series' investment objective, policies and restrictions as stated in it's prospectus and statement of additional information, as currently in effect and as from time to time amended (collectively, the "Prospectus"), and resolutions of the Board. The Manager further agrees that it:

            (b) Will conform with all applicable rules and regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law.

            (c) Will place all orders for the purchase and sale of portfolio securities for the account of the Series with brokers or dealers selected by the Manager. In executing portfolio transactions and selecting brokers or dealers, the Manager will use its best efforts to seek on behalf of the Company and the Series the best available price and execution. In assessing the best

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overall terms available for any transaction, the Manager will consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the size of the order, the difficulty and risk of execution, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

            In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Series and/or other accounts over which the Manager or any affiliate of the Manager exercises investment discretion. The Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission or spread for executing a portfolio transaction for the Series which is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Manager to the Series and to the Company. The Manager may also select brokers who sell shares of the Series to execute portfolio transactions. The extent and continuation of these practices will be subject to periodic review by the Board.

            In executing portfolio transactions for the Series, the Manager may, but will not be obligated to, aggregate the securities to be sold or purchased with those of other mutual funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Prospectus, to the extent permitted by applicable laws and regulations. In such event, the Manager will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Series and such other clients.

            (d) Will maintain all books and records with respect to the securities transactions of the Series, keep books of account with respect to the Series and furnish the Board with such periodic and special reports as the Board may request.

            (e) Will treat confidentially and as proprietary information, all records and other information relative to the Series, the Company, and its members ("Investors") or those persons or entities who respond to inquiries concerning investment in the Series, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Board, which approval will not be unreasonably withheld and may not be withheld where the Manager may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company and the Series. Nothing contained herein, however, will prohibit the Manager from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or

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marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Series.

            (f) Will obtain the prior written approval of the Board before retaining the services of any subadviser to manage the assets and portfolio investments of the Series.

      3. SERVICES NOT EXCLUSIVE. The Manager will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The investment management services furnished by the Manager hereunder are not deemed exclusive, and the Manager will be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

      4. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. In addition, the Manager agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      5. EXPENSES. During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Series.

      6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Series will pay the Manager and the Manager will accept as full compensation therefor a fee, computed daily and paid monthly (in arrears), at the annual rates set forth in Schedule A hereto. The Manager may also from time to time agree to reduce its fees or absorb other operating expenses to ensure that the expenses of an Investor do not exceed certain limitations imposed by the Investor.

      7.    REPRESENTATIONS AND WARRANTIES.

            (a) The Company represents and warrants to the Manager that: (i) it is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct its business in the State of Delaware and in such other jurisdictions wherein the nature of its activities or its properties owned or leased makes such qualification necessary; (ii) the Series is registered as a closed-end management investment company under the 1940 Act; (iii) a registration statement on Form N-2, on behalf of the Series is currently effective and will remain effective, and any appropriate state securities law filings have been made and will continue to be made; (iv) it is empowered under applicable laws and by its Operating Agreement to enter into this Agreement; and (v) all requisite Company actions have been taken to authorize it to enter into and perform this Agreement.

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            (b)    The Manager represents and warrants to the Company that: (i)
it is a limited partnership duly organized and existing and in good standing under the laws of the State of California and is duly qualified to conduct its business in the State of California and in such other jurisdictions wherein the nature of its activities or its properties owned or leased makes such qualification necessary; (ii) it is empowered under applicable laws and by its partnership agreement to enter into and perform this Agreement; (iii) all requisite partnership proceedings have been taken to authorize it to enter into and perform this Agreement; and (iv) it is a registered Manager under the Managers Act of 1940, as amended and applicable state laws.

      8.    LIMITATION OF LIABILITY; INDEMNIFICATION.

            (a) The Manager will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or the Series in connection with the matters to which this Agreement relates, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties, or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement.

                   The Company or the Series will indemnify and hold harmless the Manager from and against all liabilities, damages, costs and expenses that the Manager may incur in connection with any action, suit, investigation or proceeding arising out of or otherwise based on any action actually or allegedly taken or omitted to be taken by the Manager with respect to the performance of its duties or obligations hereunder or otherwise as Manager of the Company or the Series; provided, however, that the Manager will not be entitled to indemnification with respect to any liability to the Series, the Company or the Investors by reason of willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties, or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement.

            (b) No Trustee, officer, employee or agent of the Company or the Series shall be subject to any personal liability whatsoever, in his or her official or individual capacity, to any person, including the Manager, other than the Series, the Company or the Investors, in connection with Company property or the affairs of the Company, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such person; and all such persons shall look solely to the Company property for satisfaction of claims of any nature against a trustee, officer, employee or agent of the Company arising in connection with the affairs of the Company. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Series shall be enforceable against the assets and property of the Series only, and not against the assets and property of any other series of the Company.

      9. DURATION AND TERMINATION. This Agreement will become effective with respect to the Series on the date first written above. Unless sooner terminated as provided herein, this Agreement will continue in effect for a period of two years from the date hereof. Thereafter, if not terminated, this Agreement will continue in effect as to the Series for successive annual periods, provided such continuance is specifically approved at least annually:

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(a) by the vote of a majority of those members of the Board who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of such the Series. Notwithstanding the foregoing, this Agreement may be terminated as to the Series at any time, without the payment of any penalty, by the Company (by vote of the Board or by vote of a majority of the outstanding voting securities of the Series), or by the Manager, upon not less than 60 days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning as the meaning of such terms in the 1940 Act.)

      10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement will be effective as to the Series until approved by vote of a majority of the outstanding voting securities of the Series.

      11. NOTIFICATION OF CHANGE OF PARTNERS. During the term of this Agreement, the Manager will notify the Company of any change in the membership of the Manager's partnership within a reasonable time after such change.

      12. NOTICES. Notices of any kind to be given to the Manager hereunder by the Company will be in writing and will be duly given if mailed, delivered or communicated by answer back facsimile transmission to the Manager at 600 West Broadway, 30th Floor, San Diego, California 92101, Facsimile: (619) 687-8138,
Attention: General Counsel, or at such other address or to such individual as will be so specified by the Manager. Notices of any kind to be given to the Company hereunder by the Manager will be in writing and will be duly given if mailed or delivered to the Company at 600 West Broadway, 30th Floor, San Diego, California 92101, Facsimile: (619) 687-8138, Attention: Secretary, or at such other address or to such individual as will be so specified by the Company to the Manager.

      13.    MISCELLANEOUS.

            (a) This Agreement constitutes the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

            (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            (c) If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

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            (d)    This Agreement will be binding upon and will inure to the
benefit of the parties hereto and their respective successors and will be governed by the internal laws, and not the law of conflicts of laws, of the state of California; provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Managers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first above written.

NICHOLAS-APPLEGATE                                   NICHOLAS-APPLEGATE
INSTITUTIONAL INVESTORS                              CAPITAL MANAGEMENT
FUND, LLC


By:                                                  By:                      :
   --------------------------                           ----------------------
   E. Blake Moore, Jr.                                  E. Blake Moore, Jr.
   Its Secretary                                        Its General Counsel

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                                   SCHEDULE A

                           INVESTMENT MANAGEMENT FEES


The Manager will be compensated for its services under the Agreement with respect to the Series at the following annual rates:

      1.00% of the first $100 million of the Series' average daily net assets, 0.95% of the next $250 million; 0.90% of the next $250 million and 0.85% of the Company's average daily net assets in excess of $600 million.